Exhibit 99.1

Indaptus Therapeutics Reports Fourth Quarter and Year-End 2022 Financial Results and Provides Corporate Update

Enrollment Underway in Phase 1 Clinical Trial of Decoy20 for Treatment of Solid Tumors with First Patient Dosed In March 2023

NEW YORK (March 17, 2023) - Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus” or the “Company”), today announced financial results for the fourth quarter and fiscal year ended December 31, 2022 and provided a corporate update.

“With the initiation of our INDP-D101 trial at the end of December 2022 and the subsequent dosing of our first patient in the first cohort, we are well underway in our Phase 1 trial of Decoy20 for the treatment of solid tumors,” said Jeffrey Meckler, chief executive officer of Indaptus. “Following the initial dosing we were encouraged to learn that the subject experienced manageable and expected adverse events related to the immune response we anticipated. We are looking forward to analyzing the data generated from that first patient and finishing the first arm of the trial per the protocol. As we continue to bring new centers online and enroll patients, we will continue to prudently manage our cash position, and update stakeholders on our progress as it develops.”

Key highlights from Q4 2022 to date:

●	The Company reported the first dosing of a study subject in the INDP-D101 trial in March 2023. After Decoy20 dosing, the subject experienced expected and manageable adverse events believed to be related to the immune system activating components known to be in the product. A second subject in the first three-subject cohort is expected to be enrolled following final assessment of the safety and tolerability associated with dosing of the first subject, per the study protocol.

●	In February 2023, Indaptus activated Morristown Medical Center as the second trial site in the INDP-D101 trial. The third site, Emory Winship Cancer Institute in Atlanta, Ga., was activated in March 2023.

●	Robert Martell, M.D., Ph.D. was elected to the Indaptus Therapeutics Board of Directors in February 2023.

●	In December 2022, the Company initiated its first-in-human, Phase 1, open-label dose escalation and expansion clinical trial of Decoy20 in patients with advanced solid tumors where currently approved therapies have failed. The study’s objectives are to assess the safety and tolerability of Decoy20, to determine the maximum tolerated dose (MTD) and recommended phase 2 dose (RP2D), as well as to assess Decoy20 pharmacokinetics (PK), pharmacodynamics and clinical activity. The Phase 1 study has begun with a single dose escalation followed by an expansion with continuous administration of Decoy20. The initial trial site was the USC Norris Cancer Center in Los Angeles, CA. More information can be found at www.clinicaltrials.gov.

Financial Highlights for Fourth Quarter and Fiscal Year Ended December 31, 2022

Research and development expenses for the three-month period ended December 31, 2022, were approximately $1.9 million, an increase of approximately $0.9 million, or approximately 90%, compared with approximately $1.0 million in the three-month period ended December 31, 2021. Research and development expenses for the twelve-month period ended December 31, 2022, were approximately $6.3 million, an increase of approximately $3.8 million, or approximately 150%, compared with approximately $2.5 million in the twelve-month period ended December 31, 2021. The increase in each of the three and twelve-month periods was primarily due to increased payroll and related expenses, share-based compensation, Phase 1 clinical trial activities including the IND preparation and submission, and costs associated with the manufacturing processes of our lead clinical candidate.

General and administrative expenses for the three-month period ended December 31, 2022, were approximately $2.2 million, a decrease of approximately $0.1 million, or approximately 4%, compared with approximately $2.3 million in the three-month period ended December 31, 2021. General and administrative expenses for the twelve-month period ended December 31, 2022, were approximately $8.6 million, an increase of approximately $3.4 million, or approximately 65%, compared to approximately $5.2 million for the twelve-month period ended December 31, 2021. The increase in the twelve-month period was primarily due to increased payroll and related expenses, stock-based compensation expense resulting from increased headcount of our executive team, directors’ and officers’ insurance expenses, professional fees and other expenses associated with being a public company following the merger.

Loss per share for the twelve-month period ended December 31, 2022, was approximately $1.73 compared with approximately $1.89 for the twelve-month period ended December 31, 2021.

As of December 31, 2022, the Company had cash and cash equivalents and marketable securities of approximately $26.4 million. As of December 31, 2021, the Company had cash and cash equivalents of approximately $39.1 million. The Company expects that its current cash, cash equivalents and marketable securities will support its ongoing operating activities into the second quarter of 2024. This cash runaway guidance is based on the Company’s current operational plans and excludes any additional funding and any business development activities that may be undertaken. Indaptus continues to assess all financing options that would support its corporate strategy.

Net cash used in operating activities was approximately $13.1 million for the twelve-month period ended December 31, 2022, compared with net cash used in operating activities of approximately $11.3 million for the twelve-month period ended December 31, 2021. The approximately $1.8 million increase in net cash used was primarily attributable to expenses related to research and development activities in connection with the Phase 1 clinical trial and general and administrative expenses associated with being a public company following the merger.

There was no net cash provided by financing activities for the twelve-month period ended December 31, 2022. Net cash provided by financing activities was approximately $48.3 million for the year ended December 31, 2021 which was primarily due to the merger and the private placement that closed in August 2021 as well as a series of SAFEs (Simple Agreements for Future Equity) that was issued to accredited investors at the effective time of the merger.

About Indaptus Therapeutics

Indaptus Therapeutics has evolved from more than a century of immunotherapy advances. The Company’s novel approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and pathways and associated anti-tumor and anti-viral immune responses will require a multi-targeted package of immune system-activating signals that can be administered safely intravenously (i.v.). Indaptus’ patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria producing a multiple Toll-like receptor (TLR) agonist Decoy platform. The products are designed to have reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cells and pathways of innate and adaptive immunity. Decoy products represent an antigen-agnostic technology that have produced single-agent activity against metastatic pancreatic and orthotopic colorectal carcinomas, single agent eradication of established antigen-expressing breast carcinoma, as well as combination-mediated eradication of established hepatocellular carcinomas and non-Hodgkin’s lymphomas in standard pre-clinical models, including syngeneic mouse tumors and human tumor xenografts. In pre-clinical studies tumor eradication was observed with Decoy products in combination with anti-PD-1 checkpoint therapy, low-dose chemotherapy, a non-steroidal anti-inflammatory drug, or an approved, targeted antibody. Combination-based tumor eradication in pre-clinical models produced innate and adaptive immunological memory, involved activation of both innate and adaptive immune cells, and was associated with induction of innate and adaptive immune pathways in tumors after only one i.v. dose of Decoy product, with associated “cold” to “hot” tumor inflammation signature transition. IND-enabling, nonclinical toxicology studies demonstrated safe i.v. administration without sustained induction of hallmark biomarkers of cytokine release syndromes, possibly due to passive targeting to liver, spleen, and tumor, followed by rapid elimination of the product. Indaptus’ Decoy products have also produced significant single agent activity against chronic hepatitis B virus (HBV) and chronic human immunodeficiency virus (HIV) infections in pre-clinical models.

Forward-Looking Statements

This press release contains forward-looking statements with the meaning of the Private Securities Litigation Reform Act. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things: our expectations and plans regarding the Phase 1 clinical trial of Decoy20, including the timing and design thereof; the plans and objectives of management for future operations; our research and development activities and costs; the sufficiency of our cash, cash equivalents and marketable securities to fund our ongoing activities; and our assessment of financing options to support our corporate strategy. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to the following: our limited operating history; the need for, and our ability to raise, additional capital given our lack of current cash flow; our clinical and preclinical development, which involves a lengthy and expensive process with an uncertain outcome; our incurrence of significant research and development expenses and other operating expenses, which may make it difficult for us to attain profitability; our pursuit of a limited number of research programs, product candidates and specific indications and failure to capitalize on product candidates or indications that may be more profitable or have a greater likelihood of success; our ability to obtain and maintain regulatory approval of any product candidate; the market acceptance of our product candidates; our reliance on third parties to conduct our preclinical studies and clinical trials and perform other tasks; our reliance on third parties for the manufacture of our product candidates during clinical development; our ability to successfully commercialize Decoy20 or any future product candidates; our ability to obtain or maintain coverage and adequate reimbursement for our products; the impact of legislation and healthcare reform measures on our ability to obtain marketing approval for and commercialize Decoy20 and any future product candidates; product candidates of our competitors that may be approved faster, marketed more effectively, and better tolerated than our product candidates; our ability to adequately protect our proprietary or licensed technology in the marketplace; the impact of, and costs of complying with healthcare laws and regulations, and our failure to comply with such laws and regulations; information technology system failures, cyberattacks or deficiencies in our cybersecurity; and unfavorable global economic conditions. These and other important factors discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC on March 17, 2023, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact: investors@indaptusrx.com

Investor Relations Contact:

CORE IR
Louie Toma
louie@coreir.com

Media Contact:

CORE IR

Jules Abraham

julesa@coreir.com

917-885-7378

INDAPTUS THERAPEUTICS, INC.

Consolidated Balance Sheets

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$9,626,800	$39,132,165
Marketable securities	16,806,009	-
Assets held for sale	-	148,400
Prepaid expenses and other current assets	811,433	1,106,653

Total current assets	27,244,242	40,387,218

Non-current assets:
Property and equipment, net	2,019	3,800
Right-of-use asset	79,294	169,088
Other assets	738,251	16,477

Total non-current assets	819,564	189,365

Total assets	$28,063,806	$40,576,583

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$3,352,847	$4,507,676
Operating lease liability, current portion	80,494	96,465

Total current liabilities	3,433,341	4,604,141

Non-current liabilities:
Operating lease liability, net of current portion	-	72,862

Total non-current liabilities	-	72,862

Total liabilities	3,433,341	4,677,003

Commitments and Contingencies

Stockholders’ equity:
Common stock: $0.01 par value, 200,000,000 shares authorized as of December 31, 2022 and 2021; 8,401,047 and 8,258,597 shares issued and outstanding as of December 31, 2022 and 2021, respectively	84,011	82,586
Additional paid in capital	54,443,705	51,487,881
Accumulated deficit	(29,993,685)	(15,670,887)
Accumulated other comprehensive income	96,434	-

Total stockholders’ equity	24,630,465	35,899,580

Total liabilities and stockholders’ equity	$28,063,806	$40,576,583

Consolidated Statements of Operations and Comprehensive Loss

	For the year ended December 31,
	2022	2021
Operating expenses:
Research and development	$6,324,657	$2,523,153
General and administrative	8,586,249	5,205,955

Total operating expenses	14,910,906	7,729,108

Loss from operations	(14,910,906)	(7,729,108)

Other income, net	588,108	17,722

Net loss	$(14,322,798)	$(7,711,386)

Net loss available to common stockholders per share of common stock, basic and diluted	$(1.73)	$(1.89)

Weighted average number of shares used in calculating net loss per share, basic and diluted	8,262,119	4,090,599
Net loss	$(14,322,798)	$(7,711,386)
Other comprehensive income:
Reclassification adjustment for realized gain on marketable securities included in net loss	(110,002)	-
Unrealized gain on marketable securities	206,436	-
Comprehensive loss	$(14,226,364)	$(7,711,386)

Consolidated Statements of Cash Flows

	For the year ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(14,322,798)	$(7,711,386)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,781	1,403
Stock-based compensation	2,957,249	1,510,258
Realized gain on assets held for sale	(24,155)	-
Realized gain on marketable securities	(110,002)	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	295,220	(837,917)
Accounts payable and other current liabilities	(1,154,829)	(4,236,656)
Other assets	(721,774)	(16,477)
Operating lease right-of-use asset and liability, net	961	240
Net cash used in operating activities	(13,078,347)	(11,290,535)

Cash flows from investing activities:
Proceeds received for assets held for sale	172,555	451,600
Purchases of property and equipment	-	(3,854)
Purchase of marketable securities	(29,599,573)	-
Maturity of marketable securities	13,000,000	-
Net cash (used in) provided by investing activities	(16,427,018)	447,746

Cash flows from financing activities:
Proceeds from merger	-	16,346,622
Decoy’s transaction costs	-	(665,627)
Issuance of pre-funded warrants and warrants	-	29,972,727
Issuance costs of Private Placement	-	(2,706,598)
Exercise of pre-funded warrants	-	27,273
Proceeds from SAFEs, net	-	5,000,000
Exercise of stock options	-	363,058
Net cash provided by financing activities	-	48,337,455

Net (decrease) increase in cash and cash equivalents	(29,505,365)	37,494,666

Cash and cash equivalents at beginning of year	39,132,165	1,637,499

Cash and cash equivalents at end of year	$9,626,800	$39,132,165

Noncash investing and financing activities
Conversion of preferred stock	$-	$8,359
Conversion of SAFEs	$-	$6,417,129
Liabilities assumed, net of non-cash assets received in reverse merger	$-	$7,616,175
Initial recognition of operating right-of-use asset and lease liability upon lease commencement	$-	$183,480
Reclass from non-current assets to current assets	$-	$44,445
Release of deposit upon closing of merger	$-	$200,000
Issuance of initial commitment shares	$1,425	$-
Change in unrealized gain on marketable securities	$96,434	$-

Supplemental cash flow disclosures
Cash paid for income taxes	$2,400	$800
Cash received for interest earned on deposits	$111,018	$5,141